Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Marriott International, Inc. and to the incorporation by reference therein of our report dated February 25, 2016 (except for the effects of discontinued operations as discussed in Note 4 and the adoption of Accounting Standards Update No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” as discussed in Note 2, as to which the date is November 17, 2016), with respect to the consolidated financial statements and schedule of Starwood Hotels & Resorts Worldwide, Inc., and our report dated February 25, 2016, with respect to the effectiveness of internal control over financial reporting of Starwood Hotels & Resorts Worldwide, Inc., included in Marriott International, Inc.’s Current Report on Form 8-K/A dated November 17, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

November 18, 2016